Exhibit 99.1

October 20, 2016
Bulletin No. 1510

Special Dividend

Dear Chief Executive Officer:

I am very pleased to announce that on October 19, 2016, the Bank’s Board of Directors declared a special dividend of $100 million, or $3.41103825 per share, on the capital stock outstanding during the third quarter of 2016.

This decision reflected a number of positive factors, including the Bank’s strong asset quality, capital, and core earnings, and the gains from the Bank's previously announced settlement agreements with certain defendants in connection with its ongoing private-label mortgage-backed securities litigation.

The special dividend will be paid in cash on the capital stock outstanding to each shareholder during the quarter ended September 30, 2016, with the amount prorated for the period of time during the third quarter that the shareholder’s stock was outstanding. The special dividend will be credited to each shareholder’s Settlement/Transaction Account on November 14, 2016.

As always, our goal is to support our members in meeting the credit needs of their communities. If you have any questions about the special dividend, please contact your Relationship Manager.

Sincerely,

Greg Seibly
President and Chief Executive Officer

cc: Chief Financial Officer
Credit Contact

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This bulletin contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to expected dividend payments. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “will,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions and future operating results. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.